Exhibit 10.8

6601 Lyons Rd. L-6 | Coconut Creek | FL. 33073	GUMMY REVENUE SHARE AGREEMENT SUMMARY SHEET

NutraLife Biosciences Information
NutraLife Contact:	Edgar Ward
Telephone:	561.212.3816
Fax:
Email:	edgar@nutralifebiosciences.com
General Inquiries:

Investor Information
Investor Name:	Zachary Davis and or Assigns
Address:	2311 N Andrews Ave Ft. Lauderdale Fl 33312
Primary Contact Name/Title:	Zachary Davis	Assistant Name/Title:
Primary Contact Email:	Zachary@davislawllc.org	Assistant Contact Email:
Primary Contact Phone:	954.319.7868	Assistant Contact Phone:
Primary Contact Fax:		Assistant Contact Fax:

Investment Summary
Amount Invested	Investor’s Revenue Share	Period of Payment	Other

$300,000	$0.006 PER UNIT	Monthly	2-YEAR TERM

MISC NOTES

INVESTOR GUMMY REV-SHARE

NLBS FACILITY 2 GUMMY REV-SHARE $300K INVESTMENT $0.005 PER GUMMY MANUFACTURED & SOLD FOR OR BY NUTRALIFE BIOSCIENCES. 2-YEAR TERM AFTER THE PRINCIPAL AMOUNT OF $300K HAS BEEN RECOUPED.

Simultaneous with the execution of this Agreement, the Parties shall execute the ZACH DAVIS 3M 2-YR CASHLESS WARRANTS $0.10 NLBS SEPT 6 2022 and the NLBS ZACH DAVIS AMENDED CRP REVSHARE SEPT 6 2022

NutraLife Biosciences Inc. Bank Wiring Instructions:

Bank Name: TRUIST

Account Name: NutraLife Biosciences, Inc. Care Of Edgar Ward

Swift Code: BRBTUS33

Routing #: 263191387

Account#: 1100019240027

Bank Phone #: (800) 226-5228

Bank Address: 300 S Pine Island Rd, Plantation, FL 33324

NUTRALIFE BIOSCIENCES REVENUE SHARE AGREEMENT

This Nutralife Biosciences Agreement (the “Agreement”) is entered into and effective as of September 6th, 2022 (the “Effective Date”) by and between Nutralife Biosciences, Inc., a Florida corporation, with an address at 6601 Lyons Rd. L-6, Coconut Creek, FL 33073 (“NLBS”), and Zachary Davis and or assigns an Individual, with an address at 2311 N Andrews Ave Ft. Lauderdale Fl 33312 (“Investor”). Capitalized words used but not otherwise defined at first use shall have the meanings set forth in Section 1 below.

This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter hereof; all such other negotiations, commitments, agreements, and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

1. RECITALS

WHEREAS, NLBS is in the business of managing, distributing, marketing and selling various products, including EDIBLE GUMMY ingestible products, as further defined below; and

WHEREAS Investor desires to obtain a stream of revenue from the sale of Gummies NLBS will be manufacturing and selling or helping sell; and

WHEREAS NLBS and Investor (each a “Party” and together, the “Parties”), having concluded negotiations through experienced business and legal counselors, desire to enter into this Agreement; and

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) “Confidential Information” means any information disclosed by either party to the other party which is designated as “Confidential,” “Proprietary,” or similar designation.

(b) “Payment Dispute Period” means the period of time beginning on the day a Rev Share payment is received by Investor from NLBS and ending thirty (30) days thereafter.

2. Investor Payment.

(a) Subject to the terms of this Agreement, Investor shall make a non-refundable, lump-sum payment in cash or immediately available funds in the amount set forth on this Agreement’s Summary Sheet under the heading “Investment Summary” and sub-heading “Amount Invested.” This payment is hereafter referenced as this “Investment.”

(b)	Simultaneous with the execution of this Agreement, the Parties shall execute the Zach Davis 3M 2-yr cashless warrants $0.10 NLBS Sept 6, 2022, and the NLBS Zach Davis amended CRP revshare Sept 6, 2022.

NLBS Confidential

(c) The Investment shall be tendered to NLBS via bank wire deposit, using the deposit advice attached as Exhibit A.

3. Use of Investment Funds.

(a) NLBS is a supplier of edible gummy products, specifically Gummy edibles.

(b) NLBS shall manage, distribute, market, and/or sell the Gummy products through various distribution channels.

(c) NLBS distribution of products shall be on a worldwide basis and may include direct-to-consumer sales, as well as product sales through retail outlets, including, without limitations, mass retail and online.

(d) The Investment will be used exclusively for NLBS to have its Deerfield location FDA and USDA registered and audited organization and fund the build-out work, and have an inspection from the city of Deerfield Beach to obtain our occupation certificate.

(e) If, after six (6) months of the effective date of the contract, the registration and occupation certification is not obtained, payments of Seven Thousand Five Hundred Dollars ($7,500) a month shall be paid to Investor.

4. Investor’s Revenue Share.

(a) In consideration for the Investment, Investor is entitled to a revenue share of the revenue periodically collected by NLBS, as detailed herein (and referenced hereafter as the “Rev Share”).

(b) Investor shall be entitled to six-tenths of one cent ($0.006) per gummy manufactured and sold by or for NutraLife Biosciences Inc. as set forth in this agreement each month for a term of two (2) years after the principal amount of $300,000 has been recouped.

(c) NLBS shall tender payment to Investor within fifteen (15) days after the end of each period for which the Rev Share is owed, using the payment advice provided by Investor at Exhibit B. Payments under this Agreement shall be made in U.S. Dollars. NLBS’s determination of Rev Share owed shall be the only and definitive measure of payments owed to the Investor under this Agreement. In the event of a dispute regarding Payments owed under this Agreement, Investor shall engage in good faith negotiations with NLBS in an attempt to resolve the dispute. Payments shall be made to Investor via a payment through wire or ACH. Investor is responsible for providing and maintaining accurate and current contact information with NLBS, including, but not limited to, payment account and tax-related information. Any banking fees, wire fees, and/or other transaction costs in connection with the Rev Share payments shall be the sole responsibility of Investor.

(d) Each Rev Share payment shall be accompanied by a report in reasonable form, reflecting income, expenses, credits, and deductions over the period. Notwithstanding anything in this Agreement to the contrary, NLBS shall have the right to adjust payments due to: (i) bad or uncollectable debt, (ii) non-payment or disputed payments with third parties, (iii) credits due to poor product quality, goodwill credits, promotional credits, rebates, and chargebacks, or (iv) invalid activity, as determined by NLBS in its sole discretion (which shall include, but not be limited to, (1) fraudulent or invalid sales or reported sales, sales of counterfeit or unauthorized products, or other false representation). NLBS may withhold, chargeback, or keep all or a portion of any Rev Share payment to Investor to offset any portion of any Rev Share payment previously tendered to Investor in respect of any matter under this Section.

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(e) Investor shall notify NLBS in writing within the Payment Dispute Period if Investor has any dispute relating to any Rev Share payment. Failure to notify NLBS of a dispute relating to a Rev Share payment before the end of the Payment Dispute Period shall result in a waiver by Investor of any claim relating to such Payment. The Rev Share payments made under this Agreement are for the Investor only and may not be assigned, transferred, or in any manner passed on to any third party unless expressly authorized in writing by NLBS. NLBS may offset from any Rev Share payment under this Agreement any delinquent amount owed by Investor, or any parent, subsidiary, or affiliate of Investor, to NLBS or any parent, affiliate, or subsidiary company of NLBS.

(f) Notwithstanding anything in this Agreement to the contrary, in the event that a Rev Share payment owed is less than one hundred dollars ($100), NLBS may withhold the payment until the total Rev Share amount due is at least one hundred dollars ($100), or until this Agreement is terminated, whichever is sooner.

(g) NLBS shall not be responsible for any delays in Rev Share payments received by Investor caused by incorrect banking information or other information supplied by Investor. Investor shall be solely responsible for the payment of, and shall pay when due and indemnify, defend, and hold harmless NLBS from and against, all applicable income taxes associated with Rev Share payments to Investor under this Agreement (except for taxes assessed on NLBS’s net income).

5. Investor’s Representations. The Investor represents, warrants, and covenants to NLBS that:

(a) Investor has all necessary right, power, and authority to enter into this Agreement and to perform under this Agreement, and entering into and performing under this Agreement will not violate the provisions of any other agreement that Investor has entered into with a third party.

(b) The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act (an “Accredited Investor”). Any of Investor’s transferees, assignees, or purchasers must be “accredited investors” in order to qualify as prospective transferees, permitted assignees in the case of Investor’s transfer or assignment of this Agreement.

(c) The Investor understands that this Agreement is offered solely in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that NLBS is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to enter into this Agreement.

(d) The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of NLBS and materials relating to how revenue will be generated under the terms of this Agreement, which have been requested by the Investor or its advisors. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of NLBS. Notwithstanding the foregoing, NLBS has not disclosed to the Investor any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Investor. Neither such inquiries nor any other due diligence investigation conducted by Investor or any of its advisors or representatives shall modify, amend or affect Investor’s right to rely on NLBS’s representations and warranties contained in Section 6 below. The Investor understands that its investment hereunder involves a significant degree of risk. The Investor is not aware of any facts that may constitute a breach of any of NLBS’s representations and warranties made herein.

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(e) The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) The Investor understands that this Agreement has not been and is not being registered under the 1933 Act or any applicable state securities laws, and this Agreement may not be transferred, sold or assigned to any third party unless with the prior written consent of NLBS, granted in the sole discretion of NLBS. Any request by Investor to transfer, sell or assign this Agreement shall in writing, and the Investor shall deliver to NLBS contemporaneously with such request, at the cost of the Investor, an opinion of counsel that shall be in form, substance, and scope customary for opinions of counsel in comparable transactions to the effect that the Agreement may be sold, transferred or assigned pursuant to an exemption from registration under the 1933 Act, the Agreement is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section and who is an Accredited Investor, the Agreement is sold or transferred pursuant to Rule 144, or the Agreement is sold or transferred pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”). Any sale, assignment or transfer of this Agreement made in reliance on Rule 144 may be made only in accordance with the terms of said Rule, and further, if said Rule is not applicable, any resale or re-assignment of this Agreement under circumstances in which the seller (or the person through whom the sale or transfer is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Neither NLBS nor any other person is under any obligation to register this Agreement under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, this Agreement may not be pledged as collateral in connection with any lending arrangement.

(g) Legends. The Investor understands, even if NLBS permits Investor to transfer or assign this Agreement, that until the Agreement has been registered under the 1933 Act, it may only be sold, transferred or assigned pursuant to Rule 144 or Regulation S, and may bear a restrictive legend in substantially the following form:

“NEITHER THIS AGREEMENT, NOR ISSUANCE AND SALE OF ANY SECURITIES REPRESENTED BY THIS AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. ANY SECURITIES ASSOCIATED WITH THIS AGREEMENT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS AGREEMENT AND ANY SECURITIES ISSUED IN CONNECTION THEREWITH SHALL NOT BE PLEDGED IN CONNECTION WITH ANY MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS AGREEMENT.”

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The legend set forth above shall be removed, and NLBS may issue a certificate without such legend to the holder of any securities upon which it is stamped in connection with the Agreement if, unless otherwise required by applicable state securities laws, (a) such security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, and (b) such holder provides NLBS with an opinion of counsel, in form, substance, and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such securities may be made without registration under the 1933 Act, and that legend removal is appropriate, which opinion shall be accepted by NLBS in its sole reasonable discretion.

(h) Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Investor, and this Agreement constitutes a valid and binding agreement of the Investor enforceable in accordance with its terms.

(i) Residency. The Investor is a resident of the state of Florida.

6. NLBS’s Representations. NLBS represents, warrants, and covenants to the Investor that:

(a) NLBS is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) NLBS has all requisite corporate power and authority to enter into and perform this Agreement in accordance with the terms hereof. In addition, the execution and delivery of this Agreement by NLBS and the consummation by it of the transactions contemplated hereby have been duly authorized by NLBS’s Board of Directors, and no further consent or authorization of NLBS, its Board of Directors, or its shareholders is required, (ii) this Agreement has been duly executed and delivered by NLBS by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind NLBS accordingly, and (iii) this Agreement constitutes, upon its execution and delivery by NLBS, a legal, valid and binding obligation of NLBS enforceable against NLBS in accordance with its terms.

(c) NLBS acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. NLBS further acknowledges that the Investor is not acting as a financial advisor or fiduciary of NLBS (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation. NLBS further represents to the Investor that NLBS’s decision to enter into this Agreement has been based solely on the independent evaluation of NLBS and its representatives.

(d) Neither NLBS nor any person acting on its behalf has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of this Agreement.

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(e) NLBS and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, which is material to the business of NLBS and its subsidiaries, in each case free and clear of all liens, encumbrances, and defects except such as would not have a material adverse effect on the business of NLBS. Any real property and facilities held under lease by NLBS and its subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as would not have a material adverse effect on the business of NLBS.

(f) No officer or director of NLBS would be disqualified under Rule 506(d) of the 1933 Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the Securities and Exchange Commission.

(g) NLBS will not infringe intellectual property of any third party (including, but not limited to, copyright, patent, trade mark, trade secret, or other intellectual property right) in performing this Agreement and will use commercially reasonable best efforts in the periodic calculation of Investor’s Rev Share, based upon North American generally accepted accounting principles.

7. Term; Termination.

(a) The term of this Agreement shall begin on the Effective Date after the investor has recouped $300,000 and continue for twenty-four (24) months and may only be terminated if a Party ceases to function as a going concern or to conduct operations in the normal course of business, or has a petition filed by or against it under any state or federal bankruptcy or insolvency law, and as otherwise permitted or required under the terms herein, however any payments due to the Investor shall remain an obligation of NLBS.

(b) This Section 7(b) and Section 2(a), Sections 5 through 6, and Sections 9 through 16 shall survive termination or expiration of this Agreement.

8. Intellectual Property. No intellectual property rights, including but not limited to trademarks, service marks, copyright, or patents, of NLBS, CRP, or any other third party are granted to Investor in whole or in part under this Agreement.

9. Confidentiality.

(a) During the term of this Agreement, either party may disclose Confidential Information to the other party. The receiving party agrees to maintain the disclosing party’s Confidential Information in confidence and not to use or disclose such information except to perform the terms of this Agreement. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable period of time after the initial disclosure. Confidential Information shall not include information which (i) is or becomes generally available or part of the public domain through no fault of the receiving party; (ii) was already known by or available to the receiving party prior to the disclosure by the disclosing party; (iii) is subsequently disclosed to the receiving party by a third party who is not under any obligation of confidentiality to the party who disclosed the information; or (iv) as can be shown by written documentation, has already been or is hereafter independently acquired or developed by the receiving party without use of or reference to the Confidential Information of the disclosing party. Notwithstanding the foregoing, either party may disclose Confidential Information of the other party as part of a judicial process, government investigation, legal proceeding, or other similar processes, and the receiving party will, unless prohibited by law, give prior written notice of such requirement to the disclosing party and reasonable efforts will be made to provide this notice in sufficient time to allow the disclosing party to seek an appropriate confidentiality agreement, protective order, or modification of any disclosure, and the receiving party will reasonably cooperate in such efforts.

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(b) Each party agrees that the unauthorized use, reproduction, distribution or disclosure of any Confidential Information of the disclosing party may cause irreparable injury to the disclosing party. Therefore, the other party, in addition to any other remedies it may have, shall be entitled to seek injunctive relief.

10. Indemnification. NLBS shall defend, indemnify and hold Investor harmless from and against any judgment, loss, liability, cost, damage, or expense (including reasonable attorneys’ fees) arising out of or relating to any material breach by NLBS of this Agreement.

11. Disclaimer of Warranties. THE SERVICES OF NLBS DESCRIBED HEREUNDER ARE PROVIDED ON AN “AS-IS” AND “AS AVAILABLE” BASIS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND INCLUDING ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NLBS SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE AMOUNT OF ANY REV SHARE PAYMENT TO BE MADE TO INVESTOR UNDER THIS AGREEMENT.

12. Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN (A) NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY CLAIM FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), OR ANY CLAIM IN TORT, WHETHER OR NOT ARISING IN WHOLE OR PART OUT OF SUCH PARTY’S ACT, OMISSION, FAULT, NEGLIGENCE, STRICT LIABILITY, OR PRODUCT LIABILITY (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR SUCH PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), AND (B) NLBS’S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY REASON WILL NOT EXCEED THE LESSER OF: (1) THE AMOUNT INVESTED BY THE INVESTOR HEREUNDER OR (2) REV SHARE PAYMENTS PAID BY NLBS TO INVESTOR IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH THE CAUSE OF ACTION AROSE.

13. Publicity. Neither Party shall issue any press release or publish any statement naming the other Party or referencing this Agreement without the prior written consent of the other Party.

14. Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, communications, and understandings (whether written or oral) between the parties, with respect to their subject matter. No Party has been induced to enter into this Agreement by virtue of, and is not relying upon, any representations or warranties not set forth in this Agreement, any correspondence or communication preceding the execution of this Agreement, or any prior course of dealing between the Parties.

15. Choice of Law and Venue. This Agreement shall be interpreted and enforced in all respects under the laws of the State of Florida, as applicable to contracts to be performed entirely within the State of Florida. Any litigation arising out of this Agreement will be brought solely and exclusively in the state or federal courts located in Broward County, Florida, and the Parties agree that jurisdiction and venue properly lie in such courts and waive any claim that a proceeding in any such court has been brought in an inconvenient forum.

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16. Force Majeure. NLBS shall not be liable in damages for any delay or default in the performance of this Agreement if such delay or default is caused by unforeseen conditions beyond its reasonable control, including acts of God, pestilence, pandemic, restrictions by a government authority, wars, revolutions, terrorism, strikes (other than any strike by NLBS’s employees), fires, floods, earthquakes, embargoes, or degradation of telephone or other communications services, including but not limited to, degradation of all or part of an Internet backbone.

17. Waiver. Failure by a party to enforce at any time or for any period of time any provisions of this Agreement shall not be construed as a waiver of such provisions and shall in no way affect a party’s right to later enforce such provisions. No provision or part of this Agreement or remedy hereunder may be waived except by writing signed by a duly authorized representative of the party making the waiver.

18. Severability. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable by a court of law, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced if possible by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

19. Miscellaneous. NLBS and Investor are independent contractors and neither party is an agent, representative, partner, or joint venture partner of the other. This Agreement may only be modified by an agreement executed by both parties. Investor may not assign or delegate this Agreement, in whole or in part, without the prior written consent of NLBS, and any such attempt in violation hereof is void. Notices to Investor under this Agreement shall be transmitted via expedited courier, US mail, or email the Investor contact details set forth in this Agreement or the Insertion Order. Notices to NLBS under this Agreement shall be transmitted via expedited courier to the attention of Nutralife Biosciences, Inc., Legal Department at 6601 Lyons Rd. L-6, Coconut Creek, FL 33073.

[SIGNATURE PAGE FOLLOWS]

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REVIEWED, AGREED, AND ACCEPTED:

Zachary Davis

By:	/s/ Zachary Davis
Name:	Zachary Davis
Date:	September 6th, 2022

FOR NUTRALIFE BIOSCIENCES, INC.:

By:	/s/ Edgar Ward
Name:	Edgar Ward
Title:	President/CEO
Date:	September 6th, 2022

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EXHIBIT A

NLBS DEPOSIT ADVICE

Bank Name:	TRUIST

Account Name:	NutraLife Biosciences, Inc.

Swift Code:	BRBTUS33

Routing #:	263191387

Account#:	1100019240027

Bank Phone #:	(800) 226-5228

Bank Address:	300 S Pine Island Rd, Plantation, FL 33324

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EXHIBIT B

INVESTOR DEPOSIT ADVICE

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